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                                                                   EXHIBIT 10.10

                                 PROMISSORY NOTE

$4,600,000                                                        April 3, 2000

                  FOR VALUE RECEIVED, the undersigned, Appalachian Bancshares, Inc., a Georgia Corporation (the "Borrower"), promises to pay to the order of CRESCENT BANK & TRUST COMPANY (the "Lender" and, together with any holder hereof, called the "Holder"), at 251 Hwy. 515S, Jasper, Georgia 30143 (or at such other place as the Holder may designate in writing to the Borrower), in lawful money of the United States of America, the principal sum of Four Million Six Hundred Thousand and No/100 Dollars ($4,600,000), plus interest as hereinafter provided.

                  This Note is the Note made and given as described in that certain Loan and Stock Pledge Agreement dated as of April 3, 2000, between the Borrower and the Lender (the "Loan Agreement"). In the event of any inconsistency between this Note and the Loan Agreement, this Note shall control. All capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement, except to the extent such capitalized terms are otherwise defined or limited herein.

                  The Borrower shall be entitled to borrow funds hereunder pursuant to the terms and conditions of the Loan Agreement.

                  The Borrower promises to pay interest on the unpaid principal amount outstanding hereunder (the "Loan"), at a simple interest rate per annum equal to the Prime Rate Basis. "Prime Rate Basis" shall mean, on any day, a simple interest rate per annum equal to the Prime Rate less twenty-five (25) basis points.

                  "Prime Rate" shall mean, on any day, the rate of interest published as the "Prime Rate" as of such day appearing in the "Money Rates" section of the Wall Street Journal, Eastern Edition, or any successor to such section. If more than one rate shall be published, then the Prime Rate shall be the higher or highest of such rates. The Prime Rate in effect as of the close of business each day shall be the applicable Prime Rate for the day and each succeeding non-business day in determining the applicable Prime Rate Basis.

                  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  Interest under this Note shall be due and payable quarterly in arrears on the first day of each calendar quarter, commencing July 1, 2000, and continuing to be due on the first day of each calendar quarter thereafter until this Note is paid in full. Interest shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). After default, interest shall also be due and payable upon demand from time to time by the Holder as provided below.


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                  The entire outstanding balance of the indebtedness evidenced by this Note, together with all accrued and unpaid interest, shall be due and payable in a final installment on March 31, 2002.

                  Borrower shall have the right to prepay the Loan in whole or in part without prepayment penalty or premium.

                  Overdue principal shall bear interest for each day from the date it became so due until paid in full, payable on demand, at a rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) equal to the Prime Rate Basis plus 3%.

                  In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

                  All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser, or any other person or entity, hereby waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest, or any other notice of any kind with respect thereto.

                  Time is the essence of this Note.

                  No delay or omission on the part of the Holder in the exercise of any right or remedy hereunder or any Financing Document, or at law or equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement or any Financing Document, or at law or in equity, shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

                  Should this Note, or any part of the indebtedness evidenced hereby, be collected by law or through an attorney-at-law or under advice therefrom, the Holder shall be entitled to collect reasonable attorneys' fees and all collection costs.

                  This Note is entitled to the benefits of the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and for prepayment of the Loan. Prepayment of the Loan may be made by the Borrower only as provided in the Loan Agreement.

                  The Holder shall be under no duty to exercise any or all other rights and remedies given by this Note and the Loan Agreement or under any of the other Financing


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Documents and no party to this instrument shall be discharged from the obligations or undertakings hereunder (a) should the Holder release or agree not to sue any person against whom the party has, to the knowledge of the Holder, a right to recourse, or (b) should the Holder agree to suspend the right to enforce this Note or Holder's interest in any collateral pledged or any guarantee given to secure this Note against such person or otherwise discharge such person.

                  This Note shall be deemed to be made pursuant to the laws of the State of Georgia.

                  IN WITNESS WHEREOF, the duly authorized officers of the Borrower have executed, sealed and delivered this Note, as of the day and year first above written.


                                  APPALACHIAN BANCSHARES, INC.

                                  By:     /s/ Kent Sanford
                                          -------------------------------------
                                          Kent Sanford
                                          Executive Vice-President

                                  Attest: /s/ Alan May
                                          -------------------------------------
                                          Alan May
                                          Chief Financial Officer




                                                                [CORPORATE SEAL]



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